Exhibit 1.1

PLACEMENT AGREEMENT

This PLACEMENT AGREEMENT (the “Agreement”) dated as of December 31, 2014, by and between XRPRO SCIENCES, INC., formerly known as Caldera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and TAGLICH BROTHERS, INC. (“Placement Agent”).

W I T N E S S E T H:

WHEREAS, in reliance upon the representations, warranties, terms and conditions hereinafter set forth, the Placement Agent will use its best efforts to privately place (the “Proposed Offering”) a minimum of 571,429 units (the “Minimum Amount”) and an aggregate of up to 1,265,000 units (the “Maximum Amount”), each unit being offered at a price of $7.00 per unit and each unit consisting of four shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and a five year warrant (the “Warrant”) to purchase shares of the Company’s Common Stock at an exercise price of $1.75 per share (collectively, the “Units”) in one or more closings (each a “Closing” and the first such Closing being herein referred to as the “Initial Closing”);

WHEREAS, the Units are being issued pursuant to the Company’s Confidential Private Placement Memorandum and exhibits and annexes thereto (including the information incorporated by reference therein) dated December 4, 2014, and as the same may be amended and/or supplemented from time to time (collectively, the “Memorandum”);

WHEREAS, the Units are being issued to the buyers thereof (the “Investors”) pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”); and

NOW, THEREFORE, in consideration of the premises and the respective promises hereinafter set forth, the Company and the Placement Agent hereby agree as follows:

1.      Agreement to Act as Placement Agent.

(a)    The Placement Agent shall act on a best efforts basis and does not guarantee that it will be able to raise new capital in any prospective offering. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to without the Placement Agent’s prior written consent.

(b)    The term of the Placement Agent’s exclusive engagement will end on January 30, 2015 (the “Offering Period”), which may be extended until February 28, 2015 by agreement of the parties in writing, or earlier terminated. The Placement Agent’s engagement hereunder may be terminated by either the Company or the Placement Agent at any time, with or without cause, upon ten (10) days prior written notice to the other party.

(c)    In addition to the right of the Placement Agent to terminate this Agreement on ten (10) days written notice pursuant to (b), this Agreement may be terminated by the Placement Agent by written notice to the Company at any time prior to the final Closing if, in the Placement Agent’s sole judgment, (i) the Company shall have sustained a loss that is material to the Company, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (ii) material governmental restrictions have been imposed on trading in securities generally or specifically with respect to the Common Stock (not in force and effect on the date of this Agreement); (iii) a banking moratorium shall have been declared by Federal or New York or California State authorities; (iv) an outbreak of major international hostilities or other national or international calamity shall have occurred; (v) the Congress of the United States or any state legislative body shall have passed or taken any action or measure, or such bodies or any governmental body or any authoritative accounting institute, or board, or any governmental executive shall have adopted any orders, rules or regulations, which the Placement Agent reasonably believes is likely to have a Material Adverse Effect (as defined below); (vi) the Common Stock shall have been removed from the trading system on which it currently listed, if any, or the Company shall have received notice from such trading system advising the Company of its intention to have the Common Stock removed from such trading system; or (vi) there shall have been, in the Placement Agent’s judgment, a material decline in the Dow Jones Industrial Index or the market price of the Common Stock at any time subsequent to the date of this Agreement. “Material Adverse Effect” means a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), or business of the Company or on the Proposed Offering.

(d)    No termination of this Agreement will affect the Placement Agent’s right to expense reimbursement under Section 11(d), payment of any accrued and unpaid fees pursuant to Section 11 or indemnification under Section 10.

(e)    This Agreement does not create, and will not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of the indemnification section herein. The Company acknowledges and agrees that (a) the Placement Agent will act as an independent contractor and is being retained solely to assist the Company in its efforts to effect the Proposed Offering and that, the Placement Agent is not being retained to advise the Company on, or to express any opinion as to, the wisdom, desirability or prudence of consummating the Proposed Offering, (b) the Placement Agent is not and will not be construed as a fiduciary of the Company or any affiliate thereof and will have no duties or liabilities to the equityholders or creditors of the Company, any affiliate of the Company or any other person by virtue of this Agreement and the retention of the Placement Agent hereunder, all of which duties and liabilities are hereby expressly waived and (c) nothing contained herein shall be construed to obligate the Placement Agent to purchase, as principal, any of the securities offered by the Company in the Proposed Offering. Neither equity holders nor creditors of the Company are intended beneficiaries hereunder. The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

2.      Representations and Warranties of the Company. The Company hereby represents and warrants to and covenants and agrees with the Placement Agent, as of the date hereof and as of the date of each Closing, as follows:

(a)    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the operations of the Company. Except as described in the Memorandum, the Company has no subsidiaries and does not own any equity interest and has not made any loans or advances to or guarantees of indebtedness to any person, corporation, partnership or other entity.

(b)    The Company has the full right, power and authority to execute, deliver and perform under this Agreement. This Agreement has been duly executed by the Company and this Agreement and the transactions contemplated by this Agreement, including without limitation the execution and delivery by the Company of the Placement Agent Warrants (defined below) have been or will be duly authorized by all necessary corporate action, and this Agreement constitutes, and, upon their execution and delivery, the Placement Agent Warrants will, each constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

(c)    All of the issued and outstanding shares of the Company’s Common Stock (the “Common Stock”) have been duly and validly authorized and issued, are fully paid and nonassessable (with no personal liability attaching to the holders thereof or to the Company) and are free from preemptive rights or rights of first refusal held by any person. All of the issued and outstanding shares of Common Stock have been issued pursuant to either a current effective registration statement under the 1933 Act or an exemption from the registration requirements thereof, and were issued in accordance with all applicable Federal and state securities laws.

(d)    The shares of Common Stock to be issued at each Closing and the shares that are issuable upon the exercise of the Warrants and Placement Agent Warrants (the “Warrant Shares”), have been duly and validly authorized for issuance and, when issued pursuant to the Securities Purchase Agreement (as defined in the Memorandum) or exercise of the Warrants or Placement Agent Warrants, as applicable, will be duly and validly authorized and issued, fully paid and nonassessable and free from preemptive rights or rights of first refusal held by any person.

(e)    Neither the execution nor delivery of this Agreement nor the performance by the Company of the transactions contemplated by this Agreement: (i) requires the consent, waiver, approval, license or authorization of or filing with or notice to any person, entity or public authority (except any filings required by Federal or state securities laws, which filings have been or will be made by the Company on a timely basis); (ii) violates or constitutes a default under or breach of any law, rule or regulation applicable to the Company; or (iii) conflicts with or results in a breach or termination of any provision of, or constitutes a default under, or will result in the creation of any Lien upon any of the property or assets of the Company with or without the giving of notice, the passage of time or both, pursuant to (A) the Company’s certificate of incorporation (as amended) or by-laws, (B) any mortgage, deed of trust, indenture, note, loan agreement, security agreement, contract, lease, license, alliance agreement, joint venture agreement, or other agreement or instrument, or (C) any order, judgment, decree, statute, regulation or any other restriction of any kind or character to which the Company is a party or by which any of the assets of the Company may be bound.

(f)     The Investors and the Placement Agent shall be entitled to rely on the Memorandum notwithstanding any investigation they or any of them may have made. The Memorandum does not include any material nonpublic information regarding the Company or its business, financial condition, affairs or prospects.

(g)    The Company agrees that any representations and warranties made by it to any purchaser of securities in the Proposed Offering, including any representations and warranties contained in the Memorandum and purchase agreements to be executed by such purchaser of securities in the Proposed Offering, shall be deemed also to be made to the Placement Agent for its benefit and such representations and warranties are incorporated herein in their entirety for the benefit of the Placement Agent.

(h)    The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Final Prospectus and the Registration Statement, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)     Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity compensation plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Units and Placement Agent Warrants, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective business, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) trading day prior to the date that this representation is made.

(j)     Except specifically disclosed in a subsequent SEC Report filed prior to the date hereof, there is no material action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement and the transactions contemplated pursuant to the Memorandum or the Common Stock, Warrants, Placement Agent Warrants or Warrant Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement or the transactions contemplated under the Memorandum. Neither the Company nor any subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the 1934 Act or the 1933 Act.

3.      Representations, Warranties and Covenants of Placement Agent.

(a)    Placement Agent hereby represents and warrants that it is duly authorized to execute this Agreement and perform its duties hereunder, and the execution and delivery by Placement Agent of this Agreement and the consummation of the transactions contemplated by this Agreement have been authorized by all necessary corporate action and will not result in any violation of, or be in conflict with, or constitute a default under, Placement Agent’s Certificate of Incorporation or By-Laws, any agreement or instrument to which Placement Agent is a party or Placement Agent’s property is bound, or any judgment, decree, order or any statute, rule or regulation applicable to Placement Agent.

(b)    In offering the Units for sale on behalf of the Company, Placement Agent will not offer the Units for sale, or solicit any offers to buy any Units, or otherwise negotiate with any person in respect of the Units, on the basis of any communications or documents relating to the Units or any investment therein or to the Company or investment therein, other than the Memorandum and any other document satisfactory in form and substance to the Company. Placement Agent will promptly deliver a copy of each amendment or supplement to the Memorandum (i) to all offerees then being or thereafter solicited by Placement Agent, and (ii) to each person who has subscribed for Units prior to the receipt by such person of such amendment or supplement.

(c)    In offering the Units for sale on behalf of the Company, Placement Agent shall conduct such sales in the manner described in the Memorandum and shall not make any general solicitations.

(d)    The Placement Agent is a member in good standing of the Financial Industry Regulatory Authority, and is registered as a broker/dealer under the 1934 Act.

4.      Pre and Post-Closing Covenants of the Company.

(a)    In connection with the Proposed Offering, the Company will at all times comply with any requirements imposed upon it by (i) the 1933 Act, as now and hereafter amended, and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of the Shares and Warrant Shares in accordance with the provisions hereof and the Memorandum, (ii) the 1934 Act and (iii) Regulation FD. During such period, the Company will amend and supplement the Memorandum in order to make the Memorandum comply with the requirements of the Act.

(b)    If at any time it is known or believed that any event occurred as a result of which the Memorandum or any representation or warranty contained in this section includes an untrue statement of a material fact or, in view of the circumstances under which they were made, omits to state any material fact necessary to make the statements therein not misleading, the Company will notify the Placement Agent and will prepare an amended or supplemented Memorandum which will correct such statement or omission.

(c)    The Company will not make any offers or sales of any security under circumstances that would cause the Proposed Offering to fail to qualify for an exemption from the registration requirements of applicable federal and state securities laws.

(d)    The Company agrees at all times as long as the Placement Agent Warrants may be exercised, to keep reserved from the authorized and unissued Common Stock, such number of shares of Common Stock as may be, from time to time, issuable upon exercise of the Placement Agent Warrants.

(e)    No later than 9:00 Am, New York City Time, on the first business day after the First Closing Date (as defined in the Memorandum), the Company will file a Current Report on Form 8-K in which it shall disclose all material information disclosed to the Investors during the course of the Proposed Offering which has not previously been disseminated publicly.

5.      Survival of Representations and Warranties. The representations, warranties and covenants of the Company and Placement Agent set forth in Sections 2, 3 and 4 of this Agreement shall survive the execution and delivery of the Shares, Placement Agent Warrants and Warrant Shares.

6.      Use of Proceeds. The net proceeds to the Company from the sale of the Minimum Amount of Common Stock and the Maximum Amount of Common Stock are estimated to be approximately $3,645,003 and $8,111,600, respectively, after deducting the fees and expenses associated with the Proposed Offering. The net proceeds from the sale of the Shares will be used by the Company as disclosed in the Memorandum.

7.      Unregistered Securities. None of the Shares, Placement Agent Warrants or Warrant Shares have been registered under the 1933 Act, in reliance upon the applicability of Section 4(a)(2), 4(6) and/or Rule 506 of Regulation D of the 1933 Act to the transactions contemplated hereby. The certificates representing the Shares, Placement Agent Warrants and the Warrant Shares will bear an investment legend stating that they are “restricted securities” (as defined in Rule 144 under the 1933 Act) and may only be offered and sold pursuant to an effective registration statement filed with the SEC or pursuant to an exemption from the registration requirements.

8.      Registration Rights. The Placement Agent shall be entitled to the benefits of the Registration Rights set forth in Section 5 of the Securities Purchase Agreement with respect to the Warrant Shares as if they were “Registrable Securities.” At the request of the Placement Agent the Warrant Shares shall be included for registration in any registration statement in which Shares purchased by any Investor are eligible for inclusion pursuant to Section 5 of the Securities Purchase Agreement.

9.      Conditions. The following obligations of the Company shall be satisfied or fulfilled on or prior to the date of each Closing, unless otherwise agreed to in writing by the Placement Agent:

(a)    The Company shall have delivered to the Placement Agent, at the Initial Closing (i) a currently-dated long-form good standing certificate or telegram from the Secretary of State where the Company is incorporated; (ii) the certificate of incorporation (as amended) of the Company, as currently in effect, certified by the Secretary of State of the state where the Company is incorporated; (iii) by-laws of the Company certified by the secretary of the Company; and (iv) certified resolutions of the Board of Directors of the Company approving the execution and delivery of this Agreement, the Securities Purchase Agreement and the Placement Agent Warrants, the issuance and sale of the Shares and the issuance of the Warrant Shares upon exercise of the Placement Agent Warrants and the registration of the Registrable Securities.

(b)    There shall have occurred no event which has a Material Adverse Effect (as defined in the Securities Purchase Agreement) on the Company or any of its businesses, assets, prospects or the Company’s securities since the date of this Agreement.

(c)    No litigation or administrative proceeding shall have been threatened or commenced against the Company which (i) seeks to enjoin or otherwise prohibit or restrict the consummation of the transactions contemplated by this Agreement or (ii) if adversely determined, would have a Material Adverse Effect on the Company or the Company’s securities.

(d)    The Company shall have delivered to the Placement Agent a certificate of its principal executive and financial officers dated as of the date of such Closing as to the matters set forth in paragraphs 9(a), (b) and (c) of this Agreement and to the further effect that (i) the Company is not in default, in any respect, under any note, loan agreement, security agreement, mortgage, deed of trust, indenture, contract, alliance agreement, lease, license, joint venture agreement, other agreement or other instrument to which it is a party, except as disclosed in the Memorandum (including the exhibits thereto) and except where such default has not had and could not reasonably be expected to have a Material Adverse Effect; (ii) the Company’s representations and warranties contained in this Agreement and the Securities Purchase Agreement are true and correct in all respects on such date with the same force and effect as if made on such date, (iii) there has been no amendment or changes to the Company’s certificate of incorporation or by-laws or authorizing resolutions from those delivered pursuant to Paragraph 9(a) of this Agreement; and (iv) no event has occurred which, with or without the lapse of time or giving of notice, or both, would constitute a breach of default thereof by the Company, or would cause acceleration of any obligation of the Company, or could adversely affect the business, operations, financial condition or prospects of the Company.

(e)    The Placement Agent shall have received the opinion of Gracin Marlow dated as of the date of such Closing in form and substance reasonably satisfactory to the Placement Agent and its counsel.

(f)     The Company shall have prepared and filed with the SEC and any states in which such filing is required, a Form D relating to the sale of the Common Stock and such other documents and certificates as are required, including documents required pursuant to state securities laws.

(g)    Subscriptions for at least the Minimum Amount of Shares shall have been accepted by the Company.

10.    Indemnification.

(a)    Indemnification by Company. The Company agrees to indemnify and hold harmless Placement Agent, its officers, directors and agents from and against any and all losses, liabilities, claims, damages and expenses (each a “Claim” and, collectively, “Claims”) whatsoever arising out of (1) a breach by the Company of any warranty set forth in Section 2, (2) failure by the Company to comply with the provisions of Section 2, or (3) any untrue statement of a material fact contained in the Memorandum or the omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based upon any such untrue statement or omission contained in the material furnished to the Company by Placement Agent or on Placement Agent’s behalf, specifically for inclusion therein, which relates to Placement Agent’s activities pursuant to this Agreement.

(b)    Indemnification by Placement Agent. Placement Agent agrees to indemnify and hold harmless the Company (its officers, directors and agents) and each person, if any, who controls any of the foregoing within the meaning of the 1933 Act to the same extent as the indemnity from the Company described above against any and all Claims whatsoever (or actions in respect thereto) arising out of or based upon (1) any misrepresentation or alleged misrepresentation, failure or alleged failure by Placement Agent to comply with the covenants and agreements set forth in Section 3, (2) the gross negligence or willful misconduct of the Placement Agent or any affiliate of the Placement Agent, or (3) any untrue statement of a material fact contained in the Memorandum, or an omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, that relates to the Placement Agent or any affiliate of the Placement Agent that was made solely in reliance upon and in conformity with information furnished to the Company in writing by the Placement Agent expressly for use in the Memorandum.

(c)    Any person entitled to indemnification under Section 10(a) or (b) of this Agreement (an “indemnified party”) shall notify promptly the person obligated to provide such indemnification (the “indemnifying party”) in writing of the commencement of any action or proceeding brought by a third person against the indemnified party with respect to a Claim (a “Third Party Claim”) for which the indemnified party may be entitled to indemnification from the indemnifying party under this Section 10, but the omission of such notice shall not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section, except to the extent that such failure shall materially adversely affect any indemnifying party or its rights hereunder. The indemnifying party shall be entitled to participate in, and, to the extent that it chooses, to assume the defense of any Third Party Claim with counsel reasonably satisfactory to the indemnified party; and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses or disbursements subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the Third Party Claim within twenty (20) days after receiving notice from the indemnified party of such Third Party Claim; (ii) if the indemnified party who is a defendant in such Third Party Claim which is also brought against the indemnifying party reasonably shall have concluded that there are legal defenses available to the indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there are legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor; provided, that no indemnifying party shall be subject to any liability for any settlement of a Third Party Claim made without its consent (which may not be unreasonably withheld, delayed or conditioned). If the indemnifying party assumes the defense of any Third Party Claim hereunder, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party.

11.    Fees; Expenses and Rights of Placement Agent.

(a)    In the event that the Proposed Offering is consummated, the Company will pay or cause to be paid to the Placement Agent a fee (the “Success Fee”) equal to eight percent (8.0%) of the gross proceeds received by the Company as a result of such consummation (the “Transaction Consideration”).

(b)    If the Proposed Offering is not consummated during the term for reasons other than termination of this Agreement by the Placement Agent, it is acknowledged and agreed that a Success Fee shall also be payable to the Placement Agent during the twelve months following termination of this Agreement, if the Company issues and sells any securities (other than through an underwritten public offering), directly or indirectly, to any Taglich Investor. For purposes of this agreement, a Taglich Investor shall mean an investor (i) introduced by the Placement Agent to the Company, or (ii) whom the Placement Agent has had discussions with on the Company’s behalf, during the term of this Agreement, in each case listed on Schedule “A” hereto, which Schedule “A” may be revised in writing from time to time by the Placement Agent which revisions may consist of a confirmation of such change by the Placement Agent through electronic mail.

(c)    In addition to the sums payable to the Placement Agent as provided elsewhere herein, the Placement Agent or its designees shall be entitled to receive at the Closing, as additional compensation for its services, warrants to purchase Common Stock (the “Placement Agent Warrants”) with a five (5) year term for the purchase of a number of shares of Common Stock equal to ten percent (10.0%) of the number of Shares sold in the Proposed Offering, which such Placement Agent Warrants shall contain a cashless exercise provision, anti-dilution provisions to reflect capital adjustments by the Company and be first exercisable on the date of issuance. The exercise price of the Placement Agent Warrants will be $1.75 per share. The Placement Agent shall also be entitled to receive at Closing, a five year advisory warrant exercisable for 200,000 shares of Common Stock of the Company, with the same terms as the Placement Agent Warrants.

(d)    Upon closing, the Company will reimburse the Placement Agent (i) for up to $35,000 of its actual and reasonable out-of-pocket expenses incurred in connection with the Proposed Offering, including fees and expenses of its counsel, and (ii) all filing fees the Placement Agent is required to pay FINRA and reasonable fees and expenses of legal counsel to Placement Agent in connection with such filings with FINRA.

(e)    The Company shall arrange for, and pay any fees required in connection with, the qualification of the sale of the Shares and Placement Agent Warrants under the state securities or “blue sky” laws of any state which the Placement Agent reasonably deems necessary.

(f)     All payments in connection with the sale of the Shares shall be made pursuant to the terms and conditions of the escrow agreement among Placement Agent, the Company and Delaware Trust Company.

12.    Confidentiality. The Placement Agent and the Company mutually agree that they will not disclose any confidential information received from the other party to others, except with the written permission of the other party or as such disclosure may be required by law.

13.    Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission, if confirmed by mail as provided in this Section 12. Notices shall be deemed to have been received on the date of personal delivery or facsimile or, if sent by certified or registered mail, return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing. Notices shall be sent to the following addresses:

To the Company:

One Kendall Square
Boston, Massachusetts 02139
Phone: (617) 631-8825
Richard Cunningham
President and Chief Executive Officer

With a copy to:

Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Ave, 26th Floor
New York, NY 10016
Attention: Leslie Marlow
Facsimile: (212) 208-4657

To Placement Agent:

Taglich Brothers, Inc.
275 Madison Avenue, Suite 1618
New York, NY 10016
Facsimile: (212) 661-6824
Attention: Robert Schroeder

With a copy to:

Sills Cummis & Gross PC
1 Riverfront Plaza
Newark, NJ 07102
Facsimile: (973) 643-6500
Attention: Ira A. Rosenberg

or to such other address as any party shall designate in the manner provided in this Section 12.

14.    Miscellaneous.

(a)    This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any and all prior or contemporaneous oral and prior written agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(b)    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state. Each party hereby consents to the exclusive jurisdiction of the Federal and state courts situated in New York County, New York in connection with any action arising out of or based upon this Agreement and the transactions contemplated by this Agreement. Each of the Company (and, to the extent permitted by law, on behalf of the Company’s equity holders and creditors) and the Placement Agent hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the Proposed Offering).

(c)    This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective personal representatives, successors and permitted assigns.

(d)    In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

(e)    It is understood and agreed that Placement Agent may, from time to time, make a market in, have a long or short position, buy and sell or otherwise affect transactions for customer accounts and for their own accounts in the securities of, or perform investment banking or other services for, the Company and other entities which are or may be the subject of this Agreement. The Company confirms that possible investors identified or contacted by the Placement Agent could include entities in respect of which the Placement Agent may have rendered or may in the future render services.

(f)    Each party shall, without payment of any additional consideration by any other party, at any time on or after the date of any Closings take such further action and execute such other and further documents and instruments as the other party may request in order to provide the other party with the benefits of this Agreement.

(g)    The captions and headings contained herein are solely for convenience and reference and do not constitute a part of this Agreement.

(h)    All references to any gender shall be deemed to include the masculine, feminine or neuter gender, the singular shall include the plural and the plural shall include the singular.

(i)    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

XRPRO SCIENCES, INC.	TAGLICH BROTHERS, INC.

By:	By:
Name:	Name:
Title:	Title:

SCHEDULE A

Taglich Investors